Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of February 8, 2021, is among BABCOCK & WILCOX ENTERPRISES, INC., a Delaware corporation (the “Borrower”), BANK OF AMERICA, N.A., in its capacity as administrative agent for the Lenders (as defined in the Credit Agreement described below) (in such capacity, the “Administrative Agent”), and each of the Lenders party hereto, for purposes of Sections 1, 2, 5(a), 6, and 8 hereof, acknowledged and agreed by certain Subsidiaries of the Borrower, as Guarantors, and, for purposes of Section 5(b), B. Riley Financial, Inc., as Limited Guarantor.

W I T N E S S E T H:

WHEREAS, the Borrower, the Administrative Agent and the Lenders have entered into that certain Amended and Restated Credit Agreement, dated as of May 14, 2020 (as amended through Amendment No. 1, dated as of October 30, 2020, and from time to time further amended, supplemented, restated, amended and restated or otherwise modified the “Credit Agreement”; capitalized terms used in this Amendment not otherwise defined herein shall have the respective meanings given thereto in the Credit Agreement (as amended hereby)), pursuant to which the Revolving Credit Lenders have provided the Revolving Credit Facility to the Borrower and the Term Loan Lenders have provided the Term Loan Facility to the Borrower; and

WHEREAS, the Borrower has requested that (i) the Administrative Agent and the Required Lenders agree to, among other items, amend Section 7.01 (Indebtedness) to permit the incurrence of unsecured bonds in a principal amount of up to $165,000,000 (plus additional deemed issued amounts) and (ii) the Administrative Agent, the Required Lenders and the Term Loan Lenders agree to a decrease in the interest rate applicable to Term Loans upon the incurrence of such unsecured bonds; and

WHEREAS, the Borrower, the Administrative Agent and the Lenders signatory hereto are willing to effect such amendments on the terms and conditions contained in this Amendment.

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Amendments to the Credit Agreement.

The Credit Agreement is, effective as of the Amendment No. 2 Effective Date, hereby amended as follows:

(a)	Section 1.01 (Defined Terms) of the Credit Agreement shall be amended by inserting the following new definitions in the appropriate alphabetical order in Section 1.01:

“Amendment No. 2” means that certain Amendment No. 2, dated as of the Amendment No. 2 Effective Date, by and among the Loan Parties, the Administrative Agent and the Lenders party thereto.

“Amendment No. 2 Effective Date” means February 8, 2021, the date on which the conditions precedent to the effectiveness of Amendment No. 2 were satisfied.

“Cashless Term Loan Prepayment” means the deemed optional prepayment of the principal amount of Term Loans by the Borrower pursuant to Section 2.05(a)(i), which prepayments shall be effectuated by the conversion or exchange (x) on or prior to February 28, 2021 (which date, upon written notice to the Administrative Agent, may be extended to permit a shareholder vote with respect to the Borrower, as needed to obtain required regulatory approvals or allow for the expiration of any regulatory waiting period (including under the Hart-Scott-Rodino Act), in each case, as necessary to effectuate all or any portion of such conversion or exchange) of Term Loans in an aggregate principal amount deemed purchased not to exceed $50,000,000 into Stock or Stock Equivalents (other than Disqualified Stock) of the Borrower by reducing the principal amount of Term Loans on a dollar-for dollar basis based on a price determined by the Borrower and the Team Loan Lenders, which generally will be based on the market price of common stock of the Borrower (or such other price as may be required by the applicable rules and regulations of the NYSE) and/or (y) on or prior to February 17, 2021 of Term Loans in an aggregate principal amount deemed purchased not to exceed $35,000,000 into Notes Indebtedness permitted pursuant to Section 7.01(q) on a dollar-for dollar basis based on the principal amount of such deemed purchased Notes Indebtedness.

“Fixed Rate Decrease Certificate” means a certificate of a Responsible Officer certifying (i) the first date of issuance of Notes Indebtedness, (ii) the interest rate per annum applicable to such Notes Indebtedness and (iii) the new rate per annum applicable to Fixed Rate Loans, which shall be the rate per annum described in clause (ii), less 1.50%.

“Notes Indebtedness” means obligations of the Borrower in respect to unsecured bonds.

(b)	The proviso at the end of clause (a) of the definition of “Change of Control” in Section 1.01 (Defined Terms) of the Credit Agreement shall be amended by inserting the text underlined below to read in its entirety as follows:

provided that it shall not be deemed to be a Change of Control if Vintage Capital Management, LLC, B. Riley FBR, Inc. or a related “person” or “group” acceptable to the Administrative Agent and the Required Lenders becomes the beneficial owner of more than 30% of such equity securities of the Borrower pursuant simultaneously with or after the 2020 Refinancing or any Cashless Term Loan Prepayment; or

(c)	The definition of “Commitment Reduction Amount” in Section 1.01 (Defined Terms) of the Credit Agreement shall be amended by inserting the text underlined below and deleting the text stricken below to read in its entirety as follows:

“Commitment Reduction Amount” means (x) for reductions under the Revolving Credit Commitments, (a) with respect to any Prepayment Event under clause (a) of the definition thereof, the Net Cash Proceeds of such event required to be utilized pursuant to Section 2.05(b) to make such a prepayment (including any amount that may be retained by the Borrower pursuant to Section 2.05(b)(iv)), provided that with respect to any Prepayment Event under clause (a)(iii), such Commitment Reduction Amount shall be only an amount equal to 50% of the Net Cash Proceeds of such event required to be utilized pursuant to Section 2.05(b) to make such a prepayment, ~~and~~ (b) with respect to the issuance or other incurrence by the Borrower or any of its Subsidiaries of any unsecured Indebtedness pursuant to either (x) Section 7.01(i) in an aggregate principal amount outstanding in excess of $~~25,000,000~~15,000,000 or (y) Section 7.01(o), in each case other than any such Indebtedness that constitutes Subordinated Debt, an amount equal to 50% of the aggregate principal amount of the incurrence of such Indebtedness and (c) with respect to the issuance or other incurrence by the Borrower or any of its Subsidiaries of any Notes Indebtedness (other than as a result of a Cashless Term Loan Prepayment), an amount equal to 75% of the aggregate principal amount of the incurrence of such Indebtedness and (y) for reductions under the Term Loan Working Capital Commitments, with respect to any Prepayment Event under clause (a)(iii) of the definition thereof in connection with Prepayment Events, an amount equal to 50% of the Net Cash Proceeds of such event required to be utilized pursuant to Section 2.05(b) to make such a prepayment.

(d)	The definition of “Fixed Rate” in Section 1.01 (Defined Terms) of the Credit Agreement shall be amended by inserting the text underlined below to read in its entirety as follows:

“Fixed Rate” means a fixed rate per annum equal to 12.00%; provided that, upon the delivery of a Fixed Rate Decrease Certificate to the Administrative Agent, the Fixed Rate shall be decreased to the rate set forth therein effective on the date immediately after the date of issuance of any Notes Indebtedness as specified therein (provided that, if the Administrative Agent receives a Fixed Rate Decrease Certificate after the date of issuance of any Notes Indebtedness as described in such certificate, such certificate shall be deemed to have been delivered on the later of (A) the date of issuance of any Notes Indebtedness as described in such certificate and (B) the most recent Interest Payment Date with respect to the Fixed Rate Loans).

(e)	Clause (b) of the definition of “Prepayment Event” in Section 1.01 (Defined Terms) of the Credit Agreement shall be amended by inserting the text underlined below to read in its entirety as follows:

(b) the incurrence by the Borrower or any of its Subsidiaries of any Indebtedness, other than Indebtedness permitted under Section 7.01, but including any Notes Indebtedness permitted pursuant to Section 7.01(q).

(f)	The definition of “Restricted Payment” in Section 1.01 (Defined Terms) of the Credit Agreement shall be amended by inserting the text underlined below and deleting the text stricken below to read in its entirety as follows:

“Restricted Payment” means (a) any dividend, distribution or any other payment whether direct or indirect, on account of any Stock or Stock Equivalents of the Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in Stock or Stock Equivalents (other than Disqualified Stock) or a dividend or distribution payable solely to the Borrower or one or more Guarantors, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Stock or Stock Equivalents of the Borrower or any of its Subsidiaries now or hereafter outstanding other than one payable solely to the Borrower or one or more Guarantors, (c) any payment or prepayment of principal, premium (if any), interest, fees (including fees to obtain any waiver or consent in connection with any Indebtedness) or other charges on, or redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Debt of the Borrower or any other Loan Party, other than any Intercompany Subordinated Debt Payment, COVID-19 Relief Indebtedness permitted under Section 7.01 or any required (in each case) payment, prepayment, redemption, retirement, purchases or other payments, in each case to the extent permitted to be made by the terms of such Subordinated Debt, ~~and~~(d) any payment in connection with matured or drawn obligations with respect to the AECI Letter of Credit or Tranche A-7 Letters of Credit, except in the form of payments or prepayments of Tranche A-5 Term Loans or Tranche A-7 Term Loans, as applicable, in each case subject to the provisions of Article XI and any other subordination terms set forth herein and (e) any payment or prepayment of principal, premium (if any), interest, fees (including fees to obtain any waiver or consent in connection with any Indebtedness, but excluding customary fees payable on the date of incurrence of Note Indebtedness) or other charges on, or redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Note Indebtedness of the Borrower or any other Loan Party, other than, so long as no Event of Default shall have occurred and be continuing on the date of payment thereof, regularly scheduled payments of interest required to be made on any Notes Indebtedness. For the avoidance of doubt, any Cashless Term Loan Prepayment (including any payment of outstanding interest on the date of such prepayment) and payments to any Term Loan Lender, in its capacity as such, under the B. Riley Fee Letter shall not be considered “Restricted Payments” under this definition.

(g)	The second sentence of clause (a)(i) of Section 2.05 (Prepayments) of the Credit Agreement shall be amended by inserting the text underlined below and deleting the text stricken below to read in its entirety as follows:

Each such notice shall (x) specify the date and amount of such prepayment and the Facility, Type(s) and, if applicable, Tranche, of Loans to be prepaid and, if Eurocurrency Rate Loans are to be prepaid, the Interest Period(s) of such Loans and (y) in the case of a prepayment that is a Cashless Term Loan Prepayment, such notice shall be accompanied by (I) a certificate of a Responsible Officer to the Administrative Agent, countersigned by each of the Term Loan Lenders, certifying that the requirements for such Cashless Term Loan Prepayment have been satisfied and the amount of any Cashless Term Loan Prepayment and (II) any other tax documentation reasonably requested by the Administrative Agent from the Borrower or any applicable Term Loan Lender.

(h)	The fifth and sixth sentences of clause (a)(i) of Section 2.05 (Prepayments) of the Credit Agreement shall be further amended by inserting the text underlined below and deleting the text stricken below to read in its entirety as follows:

Any ~~Additional~~ Cashless Term Loan Prepayment of a Fixed Rate Loan shall be accompanied by all accrued interest on the amount prepaid ~~(including the capitalization of any interest to be paid in kind)~~ to the extent that such interest is permitted to be paid under Section 11.01. Subject to Section 2.16, each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities and Tranches; provided that, if a joint notice signed by each Term Loan Lender in form reasonably satisfactory to the Administrative Agent is delivered to the Administrative Agent at least one Business Day prior to the date of a Cashless Term Loan Prepayment, such prepayment shall be applied among the Term Loan Lenders as directed by such joint notice.

(i)	Section 2.05 (Prepayments) of the Credit Agreement shall be further amended by inserting a new clause (iv) to subsection (a) to read in its entirety as follows:

(iv) The Administrative Agent shall apply a Cashless Term Loan Prepayment by reducing the principal of the outstanding Term Loans to be prepaid as set forth in the relevant notice described in clause (i) of this Section 2.05(a).

(j)	Section 2.08 (Interest) of the Credit Agreement shall be further amended by inserting a new clause (iii) to subsection (d) to read in its entirety as follows:

(iii) The Borrower shall deliver to the Administrative Agent and the Term Loan Lenders a Fixed Rate Decrease Certificate on the date of the first issuance of Notes Indebtedness. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any Fixed Rate Decrease Certificate. The Administrative Agent shall not be responsible for or have any duty to request any Fixed Rate Decrease Certificate or ascertain or inquire into any Fixed Rate Decrease Certificate or the contents of any Fixed Rate Decrease Certificate.

(k)	Section 6.15 (Payment of Taxes, Etc.) of the Credit Agreement shall be amended by inserting the text underlined below and deleting the text stricken below to read in its entirety as follows:

Payment of Taxes, Etc. The Borrower shall, and shall cause each of its Subsidiaries to, pay and discharge (or cause to be paid and discharged) before the same shall become delinquent, all lawful governmental claims, taxes, assessments, charges and levies made, assessed, filed or otherwise imposed on or against any of them, except where (a) contested in good faith, by proper proceedings and adequate reserves therefor have been established on the books of the Borrower or the appropriate Subsidiary in conformity with GAAP or (b) the failure to so pay and discharge would not~~,~~ (i) in the aggregate, reasonably be expected to have a Material Adverse Effect, and (ii) with respect to any such claims, taxes, assessments, charges and levies made, assessed, filed or otherwise imposed on or against the Borrower, reasonably be expected to have a material adverse change in, or a material adverse effect upon, the operations, business, assets, properties, liabilities (actual or contingent), or condition (financial or otherwise) of the Borrower.

(l)	Clause (o) of Section 7.01 (Indebtedness) of the Credit Agreement shall be amended by inserting the text underlined below to read in its entirety as follows:

(o) unsecured Indebtedness incurred prior to the Amendment No. 2 Effective Date of any Loan Party so long as at the time of incurrence of such Indebtedness (i) no Default has occurred and is continuing or would result therefrom and (ii) the Borrower and its Subsidiaries are in pro forma compliance with the financial covenants set forth in Section 7.16 immediately before and after giving effect to the incurrence of such Indebtedness;

(m)	Clause (q) of Section 7.01 (Indebtedness) of the Credit Agreement shall be amended by inserting the text underlined below and deleting the text stricken below to read in its entirety as follows:

(q) ~~[reserved]~~Notes Indebtedness of the Borrower issued on or prior to February 17, 2021 in an aggregate principal amount not to exceed $165,000,000 (plus the principal amount of Term Loans converted or exchanged into Notes Indebtedness pursuant to a Cashless Term Loan Prepayment) at any time outstanding; provided that (i) at the time of any issuance thereof, no Default or Event of Default shall have occurred and be continuing or may result therefrom, (ii) such Notes Indebtedness shall mature no earlier than February 8, 2026 and shall not have any scheduled amortization or payments of principal prior to such maturity date, (iii) the documentation governing such Notes Indebtedness shall not require any mandatory prepayments, redemptions or sinking fund obligations prior to the Revolving Credit Facility Termination Date, other than a customary acceleration right after an event of default, (iv) the interest rate applicable to such Notes Indebtedness shall not exceed the rate in effect on the date of issuance of such Notes Indebtedness (which shall in no event exceed 9.00% per annum), plus the default rate in effect on the date of issuance of such Notes (which shall in no event exceed 4.00% per annum), provided that such default interest shall only accrue and not be paid in cash, (v) the documentation governing such Notes Indebtedness shall not be modified to add any event of default or add or make more restrictive to the Borrower or any Loan Party or its subsidiaries any covenant as set forth in the form of base Indenture, as supplemented by the form of First Supplemental Indenture, in each case, delivered to the Administrative Agent on February 7, 2021, and (vi) such Notes Indebtedness shall continue to be unsecured and shall not be guaranteed by any Person;

(n)	Section 7.08 (Transactions with Affiliates) of the Credit Agreement shall be amended as follows:

(i)	deleting the word “and” after current clause (h) thereof;

(ii)	inserting the text “;” in replacement of the text “.” at the end of current clause (i) thereof; and

(iii)	inserting new clauses (j) and (k) to read in their entirety as follows:

(j) any Cashless Term Loan Prepayment, including the incurrence of the Notes Indebtedness and issuance of Stock and Stock Equivalents that is converted or exchanged from Term Loans; and

(k) the issuance of Stock and Stock Equivalents (other than Disqualified Stock) of the Borrower and not otherwise constituting or giving rise to a Change of Control.

(o)	Clause (e) of Section 8.01 (Events of Default) of the Credit Agreement shall be amended by inserting the text underlined below and deleting the text stricken below to read in its entirety as follows:

(e) Cross-Default. (i) the Borrower or any of its Subsidiaries shall fail to make any payment on any recourse Indebtedness of the Borrower or any such Subsidiary (other than the Obligations (except Obligations under Secured Cash Management Agreements and Secured Hedge Agreements, which are expressly covered by this clause (e))) or any Guaranty Obligation in respect of Indebtedness of any other Person, and, in each case, such failure relates to Indebtedness (x) having a principal amount in excess of $25,000,000 when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand, early termination event or otherwise), ~~or~~ (y) under any foreign revolving credit facility, whether committed or uncommitted or (z) that is Notes Indebtedness, (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or (iii) any such Indebtedness shall become or be declared to be due and payable, or required to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; provided that clauses (ii) and (iii) above shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; or

(p)	Section 11.01 (Payment Subordination) of the Credit Agreement shall be amended by inserting the text underlined below and deleting the text stricken below to read in its entirety as follows:

11.01 Payment Subordination. The Term Loan Lenders agree that the Obligations with respect to the Term Loan Facility continue to be expressly subordinate and junior in right of payment to all Obligations with respect to the Revolving Credit Facility (including any interest or entitlement to fees or expenses or other charges with respect to the Revolving Credit Facility accruing after the commencement of any proceeding under any Debtor Relief Law, whether or not such amounts are allowed in any proceeding), except for any payment of (a) any payment expressly permitted to be made prior to the Restatement Effective Date under Section 11.01 of the Existing Credit Agreement, (b) the 2020 Refinancing Term Loan Lender Expenses, (c) Cashless Term Loan Prepayments and (d~~c~~) other than upon and during the continuance of an Event of Default, any interest on the Term Loans due on the applicable Interest Payment Date or on any Cashless Term Loan Prepayment on the date that such prepayment is deemed made, and payments made in lieu of interest pursuant to the B. Riley Fee Letter and any fees paid in connection with the Term Loans pursuant to the B. Riley Fee Letter.

(q)	Clause (a) of Section 11.02 (Turnover) of the Credit Agreement shall be amended by inserting the text underlined below to read in its entirety as follows:

(a) Any payment or distribution (whether in cash, property or securities) that may be received by any Term Loan Lender or its Affiliate (including, in each case, in its capacity as a holder of Note Indebtedness) on account of any Obligations with respect to the Term Loan Facility, the Note Indebtedness, the B. Riley Fee Letter or the 2020 Refinancing in violation of this Agreement (including Section 7.05) shall be segregated and held in trust and promptly paid over to the Administrate Agent, for the benefit of the Secured Parties, in each case, in the same form as received, with any necessary endorsements, and each of the Term Loan Lenders hereby authorizes the Administrative Agent to make any such endorsements as agent for such Term Loan Lender or its respective Affiliate (in each case, which authorization, being coupled with an interest, is irrevocable). All such payments paid over to the Administrative Agent shall be, as applicable, used to prepay Revolving Credit Loans and, if the Revolving Credit Loans are paid in full, Cash Collateralize Letters of Credit or applied in accordance with the provisions of Section 8.03. For purposes of this Agreement, each Term Loan Lender agrees that in an any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party of the Borrower, any debt or equity securities issued or to be issued by the reorganized or liquidating Borrower or any reorganized or liquidating Loan Party that is allocated to any Term Loan Lender or Affiliate thereof on account of the Term Loan Facility, the Notes Indebtedness, the B. Riley Fee Letter or the 2020 Refinancing in a plan of reorganization or liquidation shall be deemed to be payments that are subject to the turnover provisions hereunder.

(r)	Clause (a) of Section 11.03 (Financing Matters) of the Credit Agreement shall be amended by inserting the text underlined below and deleting the text stricken below to read in its entirety as follows:

(a) If the Administrative Agent or the Revolving Credit Lenders consent (or do not object) to the use of cash collateral under the Bankruptcy Code or provide debtor-in-possession financing to any Loan Party under the Bankruptcy Code or consent (or do not object) to the provision of such financing to any Loan Party by any third party, then each Term Loan Lender agrees that ~~it~~ (i) it and, in any capacity as a holder of Note Indebtedness, any of its Affiliates will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such debtor-in-possession financing and (ii) it will not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such DIP Financing except as set forth in Section 11.04 below.

(s)	Section 11.06 (Right to Appear) of the Credit Agreement shall be amended by inserting the text underlined below to read in its entirety as follows:

11.06 Right to Appear. Prior to the occurrence of the Revolving Credit Facility Termination Date, each of the Term Loan Lenders and its Affiliates may appear in any proceeding under any Debtor Relief Law; provided, however, that no Term Loan Lender nor, in any capacity as a holder of Note Indebtedness, any of its Affiliates may oppose any action or position taken or relief sought by the Administrative Agent.

2.	Additional Agreements and Acknowledgments

(a)	The Borrower agrees to pay, or cause to be paid, to the Administrative Agent, for the account of each Revolving Credit Lender, for application to the “Deferred Facility Fee” (as defined in the Existing Credit Agreement) described in Section 2.09(d)(i) of the Credit Agreement (i) $1,000,000 in immediately available funds upon the Amendment No. 2 Effective Date (the payment under this Section 2(a)(i), the “Prepaid Deferred Facility Fee”) and (ii) $4,000,000 in immediately available funds with the first $4,000,000 of proceeds of Notes Indebtedness received by the Borrower immediately upon receipt thereof.

(b)	The Borrower and the other Loan Parties each acknowledge and agree that the breach or failure to comply in any respect with the terms and conditions of this Section 2 shall constitute an immediate Event of Default under Section 8.01 of the Credit Agreement.

3.	Effectiveness; Conditions Precedent.

The amendments contained herein shall only be effective upon the satisfaction or waiver of each of the following conditions precedent (the date of satisfaction or waiver, the “Amendment No. 2 Effective Date”):

(a)	the Administrative Agent shall have received each of the following documents or instruments in form and substance acceptable to the Administrative Agent:

(i)	counterparts of this Amendment executed by the Loan Parties, the Limited Guarantor, the Administrative Agent, the Required Lenders and each Term Loan Lender;

(ii)	a certificate of the chief financial officer or treasurer of the Borrower certifying that as of the Amendment No. 2 Effective Date (A) all of the representations and warranties in this Amendment are true and correct in all material respects (or, to the extent any such representation and warranty is modified by a materiality or Material Adverse Effect standard, in all respects) as of such date (except to the extent that such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects (or, to the extent any such representation and warranty is modified by a materiality or Material Adverse Effect standard, in all respects) as of such earlier date), (B) no Default shall exist, or would result from the occurrence of the Amendment No. 2 Effective Date and (C) that since December 31, 2019, there have not occurred any facts, circumstances, changes, developments or events which, individually or in the aggregate, have constituted or would reasonably be expected to result in, a Material Adverse Effect; and

(iii)	a solvency certificate, executed by a Responsible Officer of the Borrower in form and substance reasonably acceptable to the Administrative Agent, which, among other things, shall certify that the Borrower will be Solvent as of the date hereof and after giving effect to any incurrence of Notes Indebtedness permitted under the Credit Agreement (as amended hereby) on a pro forma basis;

(b)	the Administrative Agent shall have received on account of each Revolving Credit Lender, the Prepaid Deferred Facility Fee;

(c)	without prejudice to, or limiting the Borrower’s obligations under, Section 10.04 (Expenses; Indemnity; Damage Waiver) of the Credit Agreement, all outstanding fees, costs and expenses due to the Administrative Agent and the Lenders, including on account of Agent’s Legal Advisor and FTI, shall have been paid in full to the extent that the Borrower has received an invoice therefor (with reasonable and customary supporting documentation) at least two Business Days prior to the Amendment No. 2 Effective Date (without prejudice to any post-closing settlement of such fees, costs and expenses to the extent not so invoiced); and

(d)	each of the representations and warranties made by the Borrower in Section 4 hereof shall be true and correct.

The Administrative Agent agrees that it will, upon the satisfaction or waiver of the conditions contained in this Section 3, promptly provide written notice to the Borrower, and the Lenders of the effectiveness of this Amendment.

4.	Representations and Warranties.

In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and the Lenders, for itself and for each other Loan Party, as follows:

(a)	that both immediately prior to and immediately after giving effect to this Amendment, no Default or Event of Default exists;

(b)	the representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof (except to the extent that such representations and warranties (i) specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date and (ii) contain a materiality or Material Adverse Effect qualifier, in which case such representations and warranties shall be true and correct in all respects);

(c)	the execution, delivery and performance by the Borrower and the other Loan Parties of this Amendment and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate, limited liability company or partnership action, including the consent of shareholders, partners and members where required, do not contravene any Loan Party or any of its Subsidiaries’ respective Constituent Documents, do not violate any Requirement of Law applicable to any Loan Party or any order or decree of any Governmental Authority or arbiter applicable to any Loan Party and do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person in order to be effective and enforceable;

(d)	this Amendment has been duly executed and delivered on behalf of the Borrower and the other Loan Parties;

(e)	this Amendment constitutes a legal, valid and binding obligation of the Borrower and the other Loan Parties enforceable against the Borrower and the other Loan Parties in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, Debtor Relief Laws or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity; and

(f)	as of the date hereof, all Liens, security interests, assignments and pledges encumbering the Collateral, created pursuant to and/or referred to in the Credit Agreement or the other Loan Documents, are valid, enforceable, duly perfected to the extent required by the Loan Documents, non-avoidable, first priority liens, security interests, assignments and pledges (subject to Liens permitted by Section 7.02 of the Credit Agreement), continue unimpaired, are in full force and effect and secure and shall continue to secure all of the obligations purported to be secured in the respective Security Instruments pursuant to which such Liens were granted.

5.	Consent, Acknowledgement and Reaffirmation of Indebtedness and Liens.

(a)	By its execution hereof, each Loan Party, in its capacity under each of the Loan Documents to which it is a party (including the capacities of debtor, guarantor, grantor and pledgor, as applicable, and each other similar capacity, if any, in which such party has granted Liens on all or any part of its properties or assets, or otherwise acts as an accommodation party, guarantor, indemnitor or surety with respect to all or any part of the Obligations), hereby:

(i)	expressly consents to the amendments and modifications to the Credit Agreement effected hereby;

(ii)	expressly confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document to which it is a party is, and all of the obligations and liabilities of such Loan Party to the Administrative Agent, the Lenders and each other Secured Party contained in the Loan Documents to which it is a party (in each case, as amended and modified by this Amendment), are and shall continue to be, in full force and effect and are hereby reaffirmed, ratified and confirmed in all respects and, without limiting the foregoing, agrees to be bound by and abide by and operate and perform under and pursuant to and comply fully with all of the terms, conditions, provisions, agreements, representations, undertakings, warranties, indemnities, guaranties, grants of security interests and covenants contained in the Loan Documents;

(iii)	to the extent such party has granted Liens or security interests on any of its properties or assets pursuant to any of the Loan Documents to secure the prompt and complete payment, performance and/or observance of all or any part of its Obligations to the Administrative Agent, the Lenders, and/or any other Secured Party, acknowledges, ratifies, remakes, regrants, confirms and reaffirms without condition, all Liens and security interests granted by such Loan Party to the Administrative Agent for their benefit and the benefit of the Lenders, pursuant to the Credit Agreement and the other Loan Documents, and acknowledges and agrees that all of such Liens and security interests are intended and shall be deemed and construed to continue to secure the Obligations under the Loan Documents, as amended, restated, supplemented or otherwise modified and in effect from time to time, including but not limited to, the Loans made by, and Letters of Credit provided by, the Administrative Agent and the Lenders to the Borrower and/or the other Loan Parties under the Credit Agreement, and all extensions renewals, refinancings, amendments or modifications of any of the foregoing;

(iv)	agrees that this Amendment shall in no manner impair or otherwise adversely affect any of the Liens and security interests granted in or pursuant to the Loan Documents; and

(v)	acknowledges and agrees that: (i) the Guaranty and any obligations incurred thereunder, have been provided in exchange for “reasonably equivalent value” (as such term is used under the Bankruptcy Code and applicable state fraudulent transfer laws) and “fair consideration” (as such term is used under applicable state fraudulent conveyance laws) and (ii) each grant or perfection of a Lien or security interest on any Collateral provided in connection with Loan Documents, this Amendment and/or any negotiations with the Administrative Agent and/or the Lenders in connection with a “workout” of the Obligations is intended to constitute, and does constitute, a “contemporaneous exchange for new value” (as such term is used in Section 547 of the Bankruptcy Code).

(b)	By its execution hereof, the Limited Guarantor, in its capacity under the Limited Guarantor, hereby:

(i)	expressly consents to the amendments and modifications to the Credit Agreement effected hereby and any amendments and modifications to the Credit Agreement effected prior to the date hereof;

(ii)	expressly confirms and agrees that, notwithstanding the effectiveness of this Amendment and the effectiveness of any amendments and modifications to the Credit Agreement effected prior to the date hereof, the Limited Guaranty, is and shall continue to be, in full force and effect and are hereby reaffirmed, ratified and confirmed in all respects and, without limiting the foregoing, agrees to be bound by and abide by and operate and perform under and pursuant to and comply fully with all of the terms, conditions, provisions, agreements, representations, undertakings, warranties, indemnities, guaranties, grants of security interests and covenants contained in the Limited Guaranty; and

(iii)	acknowledges and agrees that the Limited Guaranty and any obligations incurred thereunder, have been provided in exchange for “reasonably equivalent value” (as such term is used under the Bankruptcy Code and applicable state fraudulent transfer laws) and “fair consideration” (as such term is used under applicable state fraudulent conveyance laws).

6.	Releases; Waivers.

(a)	By its execution hereof, each Loan Party (on behalf of itself and its Affiliates) and its successors-in-title, legal representatives and assignees and, to the extent the same is claimed by right of, through or under any Loan Party, for its past, present and future employees, agents, representatives, officers, directors, shareholders, and trustees (each, a “Releasing Party” and collectively, the “Releasing Parties”), does hereby remise, release and discharge, and shall be deemed to have forever remised, released and discharged, the Administrative Agent, the Lenders and each of the other Secured Parties, and the Administrative Agent’s, each Lenders’ and each other Secured Party’s respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, affiliates, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom any of the foregoing would be liable if such persons or entities were found to be liable to any Releasing Party, or any of them (collectively hereinafter, the “Lender Parties”), from any and all manner of action and actions, cause and causes of action, claims, charges, demands, counterclaims, suits, covenants, controversies, damages, judgments, expenses, liens, claims of liens, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise (including, without limitation, any so called “lender liability” claims, claims for subordination (whether equitable or otherwise), interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses and incidental, consequential and punitive damages payable to third parties, or any claims arising under 11 U.S.C. §§ 541-550 or any claims for avoidance or recovery under any other federal, state or foreign law equivalent), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore have accrued against any of the Lender Parties under the Credit Agreement or any of the other Loan Documents, whether held in a personal or representative capacity, and which are based on any act, fact, event or omission or other matter, cause or thing occurring at or from any time prior to and including the date hereof, in all cases of the foregoing in any way, directly or indirectly arising out of, connected with or relating to the Credit Agreement or any other Loan Document and the transactions contemplated thereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing (each, a “Claim” and collectively, the “Claims”), in each case, other than Claims arising from Lender Parties’ gross negligence, fraud, or willful misconduct. Each Releasing Party further stipulates and agrees with respect to all Claims, that it hereby waives, to the fullest extent permitted by applicable law, any and all provisions, rights, and benefits conferred by any applicable U.S. federal or state law, or any principle of common law, that would otherwise limit a release or discharge of any unknown Claims pursuant to this Section 6.

(b)	By its execution hereof, each Loan Party hereby (i) acknowledges and confirms that there are no existing defenses, claims, subordinations (whether equitable or otherwise), counterclaims or rights of recoupment or setoff against the Administrative Agent, the Lenders or any other Secured Parties in connection with the Obligations or in connection with the negotiation, preparation, execution, performance or any other matters relating to the Credit Agreement, the other Loan Documents or this Amendment and (ii) expressly waives any setoff, counterclaim, recoupment, defense or other right that such Loan Party now has against the Administrative Agent, any Lender or any of their respective affiliates, whether in connection with this Amendment, the Credit Agreement and the other Loan Documents, the transactions contemplated by this Amendment or the Credit Agreement and the Loan Documents, or any agreement or instrument relating thereto.

7.	Entire Agreement.

This Amendment, the Credit Agreement (including giving effect to the amendments set forth in Section 1 above), and the other Loan Documents (collectively, the “Relevant Documents”), set forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to any other party in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment may be changed, modified, waived or cancelled orally or otherwise, except in writing and in accordance with Section 10.01 of the Credit Agreement.

8.	Full Force and Effect of Credit Agreement.

This Amendment is a Loan Document (and the Borrower and the other Loan Parties agree that the “Obligations” secured by the Collateral shall include any and all obligations of the Loan Parties under this Amendment). Except as expressly modified hereby, all terms and provisions of the Credit Agreement and all other Loan Documents remain in full force and effect and nothing contained in this Amendment shall in any way impair the validity or enforceability of the Credit Agreement or the Loan Documents, or alter, waive, annul, vary, affect, or impair any provisions, conditions, or covenants contained therein or any rights, powers, or remedies granted therein. This Amendment shall not constitute a modification of the Credit Agreement or any of the other Loan Documents or a course of dealing with Administrative Agent or the Lenders at variance with the Credit Agreement or the other Loan Documents such as to require further notice by Administrative Agent or any Lender to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future, except in each case as expressly set forth herein. The Borrower acknowledges and expressly agrees that Administrative Agent and the Lenders reserve the right to, and do in fact, require strict compliance with all terms and provisions of the Credit Agreement and the other Loan Documents (subject to any qualifications set forth therein), as amended herein.

9.	Counterparts; Effectiveness.

This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Section 3 above, this Amendment shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, electronic email or other electronic imaging means (e.g., “pdf” or “tif”), including DocuSign, shall be effective as delivery of a manually executed counterpart of this Amendment.

10.	Governing Law; Jurisdiction; Waiver of Jury Trial.

THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Sections 10.04, 10.14 and 10.15 of the Credit Agreement are hereby incorporated herein by this reference.

11.	Severability.

If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavour in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.	References.

All references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement and each reference to the “Credit Agreement”, (or the defined term “Agreement”, “thereunder”, “thereof” of words of like import referring to the Credit Agreement) in the other Loan Documents shall mean and be a reference to the Credit Agreement as amended hereby and giving effect to the amendments contained in this Amendment.

13.	Successors and Assigns.

This Amendment shall be binding upon the Borrower, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Lenders and the Administrative Agent and the respective successors and assigns of the Borrower, the Lenders and the Administrative Agent.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

BABCOCK & WILCOX ENTERPRISES, INC.

By:
Name:
Title:

Acknowledged and Agreed for purposes of Sections 1, 2, 5(a), 6 and 8 of the Amendment:

Americon Equipment Services, Inc.
Americon, LLC
Babcock & Wilcox Construction Co., LLC
Babcock & Wilcox Ebensburg Power, LLC
Babcock & Wilcox Equity Investments, LLC
Babcock & Wilcox Holdings, LLC
Babcock & Wilcox India Holdings, Inc.
Babcock & Wilcox International Sales and Service Corporation
Babcock & Wilcox International, Inc.
BABCOCK & WILCOX CANADA CORP.
Babcock & Wilcox SPIG, Inc.
Babcock & Wilcox Technology, LLC
babcock & wilcox DE mONTERREY, S.A. de c.v.
Delta Power Services, LLC
Diamond Operating Co., Inc.
Diamond Power Australia Holdings, Inc.
Diamond Power China Holdings, Inc.
Diamond Power Equity Investments, Inc.
Diamond Power International, LLC
Ebensburg Energy, LLC
O&M Holding Company
Power Systems Operations, Inc.
SOFCo EFS Holdings LLC
The Babcock & Wilcox Company

[Babcock & Wilcox Enterprises, Inc.
Amendment No.2 Signature Page]

By:
Name:
Title:

EBENSBURG INVESTORS LIMITED PARTNERSHIP
By: BABCOCK & WILCOX EBENSBURG POWER, LLC, as General Partner

By:
Name:
Title:

[Babcock & Wilcox Enterprises, Inc.
Amendment No.2 Signature Page]

Acknowledged and Agreed for purposes of Section 5(b) of the Amendment:

B. RILEY FINANCIAL, inc.

By:
Name:
Title:

[Babcock & Wilcox Enterprises, Inc.
Amendment No.2 Signature Page]

Administrative Agent:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 2 - Signature Page]

Lenders:

BANK OF AMERICA, N.A., as Lender and Swing Line Lender

By:
Name:
Title:

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 2 - Signature Page]

B. RILEY FINANCIAL, INC., as Lender

By:
Name:
Title:

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 2 - Signature Page]

,as Lender

By:
Name:

Title:

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 2 - Signature Page]

,as Lender

By:
Name:

Title:

By:
Name:

Title:

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 2 - Signature Page]